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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-5404) pertaining to the 1983 Non-Statutory Stock Option Plan and in the Registration Statement (Form S-8 No. 333-06091) pertaining to the 1996 Executive Stock Option Plan of ALPNET, Inc. and subsidiaries of our report dated March 5, 1999, with respect to the consolidated financial statements of ALPNET, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                \s\ ERNST & YOUNG LLP



Salt Lake City, Utah
March 25, 1999